UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD HOMES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1446709
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

12865 Pointe Del Mar
Suite 200
Del Mar, California	92014
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

12% Subordinated Notes Due 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

Securities Act registration file number to which this form relates:__________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Brookfield Homes Corporation to be registered hereunder is incorporated herein by reference to the Description of Notes attached hereto as Exhibit 99.1.

Item 2. Exhibits.

Listed below are all exhibits filed as part of the registration statement:

Exhibit Number	Exhibit
99.1	Description of Notes.

99.2	Form of Indenture.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 5, 2004

BROOKFIELD HOMES CORPORATION

By:	/s/ IAN G. COCKWELL

Ian G. Cockwell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Description of Notes.

99.2	Form of Indenture.